Exhibit 99.1

Contact:	Investors/Analysts Tiffany Louder Alliance Data 214-494-3048 Tiffany.Louder@AllianceData.com

Media Shelley Whiddon Alliance Data 214-494-3811 Shelley.Whiddon@AllianceData.com

ALLIANCE DATA COMPLETES ACQUISITION OF CONVERSANT
•  Final purchase price of $2.3 billion
•  $1.3 billion in ADS stock (or 4.6 million shares)
•  $1.0 billion in cash

DALLAS, December 10, 2014 — Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, announced today that it has completed the acquisition of Conversant, Inc. ("Conversant") pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of September 11, 2014 (the "Merger Agreement"), by and among Alliance Data, Conversant and Amber Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Alliance Data ("Merger Sub"). On December 10, 2014, Conversant merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a direct wholly-owned subsidiary of Alliance Data (the "Merger").  Concurrently with the closing of the Merger, Merger Sub changed its name to Conversant LLC.  The parties have determined that the Merger is structured as a forward merger for tax considerations.

In the Merger, Alliance Data paid a total of approximately $991.5 million in cash and issued approximately 4,608,630 shares of Alliance Data common stock to former stockholders of Conversant, and will grant equity awards representing approximately 231,354 shares of Alliance Data common stock in respect of the Conversant equity awards converted into Alliance Data equity awards in the Merger.  The cash component of the merger consideration was funded by Alliance Data with borrowings under its credit agreement.

Conversant, which will operate under Epsilon, establishes a unique end-to-end marketing services company that will empower clients to more effectively market to their customers across all channels. The acquisition is expected to be complementary to Alliance Data's existing business lines, and Conversant's solution and capabilities are expected to enhance Epsilon's existing offline and online data set, allowing for more effective targeted marketing programs across an expanded distribution network. Most importantly, the combination of the two companies provides scale in the rapidly growing display, mobile, video and social digital channels, and adds essential capabilities to Epsilon's digital loyalty platform, Agility Harmony™.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ more than 15,000 associates at approximately 100 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of World's Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statement

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," " continue," "could," "estimate," "expect," "intend," "predict," "project," "would" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, pending acquisition, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.